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SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CASELLA WASTE SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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CASELLA WASTE SYSTEMS, INC.

25 Greens Hill Lane
Rutland, Vermont 05701

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
To be Held on October 15, 2002

To the stockholders of
    CASELLA WASTE SYSTEMS, INC.:

        The annual meeting of stockholders of Casella Waste Systems, Inc., a Delaware corporation, will be held on Tuesday, October 15, 2002 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont, 05751, for the purpose of considering and voting upon the following matters:

  1.
  To elect two Class II directors for the next three years;

  2.
  To approve an amendment to increase the shares reserved for issuance under the 1997 Non-Employee Director Stock Option Plan;

  3.
  To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the company for the current fiscal year; and

  4.
  To transact such other business as may properly come before the annual meeting, including any postponements or adjournments thereof.

        The board of directors has no knowledge of any other business to be transacted at the annual meeting.

        We have included a copy of the company's annual report to stockholders for the fiscal year ended April 30, 2002 with the proxy statement that accompanies this notice of meeting. The annual report contains consolidated financial statements and other information of interest to you.

        Stockholders of record of Class A common stock, Class B common stock or Series A redeemable convertible preferred stock of the company at the close of business on August 26, 2002 are entitled to receive this notice and to vote at the annual meeting.

        The company urges you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,
September 4, 2002 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

CASELLA WASTE SYSTEMS, INC.

25 Greens Hill Lane
Rutland, Vermont 05701
Proxy Statement
For the Annual Meeting of Stockholders
to be held on October 15, 2002

        This proxy statement is furnished to you in connection with the solicitation of proxies by the board of directors of Casella Waste Systems, Inc. for the annual meeting of stockholders to be held on Tuesday, October 15, 2002 at 10:00 a.m., local time, at the Killington Grand Hotel, 228 East Mountain Road, Killington, Vermont 05751, including any postponements or adjournments thereof.

        The notice of the annual meeting, this proxy statement, the company's annual report to stockholders for the fiscal year ended April 30, 2002 and the enclosed proxy are being mailed to stockholders on or about September 4, 2002.

Voting of Proxies

        All shares held by stockholders who are entitled to vote and who are represented at the annual meeting by properly executed proxies received prior to or at the annual meeting will be voted in accordance with the instructions indicated on the proxy card, unless it is revoked prior to the vote. If a proxy card does not instruct the company how to vote, the shares will be voted "FOR" approval of the proposals set forth in the notice of the annual meeting to which this proxy statement is attached.

        A proxy may be revoked before it is used to cast a vote. To revoke a proxy, a stockholder must:

  •
  file with the corporate secretary of the company, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

  •
  duly execute a later dated proxy relating to the same shares and deliver it to the corporate secretary of the company before the taking of the vote; or

  •
  attend the annual meeting and vote in person. Attendance at the annual meeting, if a stockholder does not vote, is not sufficient to revoke a proxy.

        Any written notice of revocation or subsequent proxy should be sent to the company at the following address: Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, Attention: Corporate Secretary.

        If a stockholder indicates on a proxy that the shares should be voted "FOR" approval of the matters presented at the annual meeting, the proxy will have discretion to vote the shares on any other matters which are properly presented at the annual meeting for consideration, including a motion to adjourn the annual meeting to another time or place for the purpose of soliciting additional proxies, unless a stockholder withholds authorization for the proxy to use his discretion.

Stockholders Entitled to Vote

        The company's board of directors has fixed August 26, 2002 as the record date for the determination of stockholders entitled to vote at the annual meeting. Only holders of record of the company's voting stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. On August 26, 2002, there were 22,722,103 shares of Class A common stock, 988,200 shares of Class B common stock and 55,750 shares of Series A redeemable convertible preferred stock outstanding and entitled to vote. Each share of Class A common stock entitles the record holder to one vote on each matter properly submitted for consideration at the annual meeting. Each share of Class B common stock entitles the record holder to ten votes on each matter properly submitted for consideration at the annual meeting. Each share of Series A redeemable convertible preferred stock entitles the record holder to the number of votes equal to the number of whole shares of Class A common stock into which a share of Series A redeemable convertible preferred stock is convertible as of the record date. As of the record date, each share of Series A redeemable convertible preferred stock was entitled to 79 votes on each matter properly submitted for consideration at the annual meeting.

Votes Required

        The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the annual meeting by the holders of Class A common stock, Class B common stock and Series A redeemable convertible preferred stock, voting together as a class, is necessary to constitute a quorum for the transaction of business at the annual meeting, except that the presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the annual meeting by the holders of Class A common stock, voting together as a single class, is necessary to constitute a quorum for the purposes of electing a director nominated as the designee of the holders of Class A common stock. Shares of common stock and preferred stock present in person or represented by proxy, including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the annual meeting.

        If a broker does not have discretionary voting authority to vote shares for which it is the holder of record as to a particular matter at the annual meeting, the shares, although they will be counted in determining whether a quorum is present, cannot be voted by the broker. Accordingly, these "broker non-votes" and any abstentions would have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on a matter, but would be the equivalent of a "no" vote on any matter which requires the affirmative vote of a certain percentage of shares entitled to vote on a matter.

        The affirmative vote of the holders of shares representing at least a plurality of the votes cast by the holders of shares of Class A common stock, voting separately as a class, at the annual meeting is required for the election of the Class II director nominated as the designee of the holders of Class A common stock. The affirmative vote of the holders of shares representing at least a plurality of the votes cast by the holders of shares of common stock and preferred stock, voting together as a class, at the annual meeting is required for the election of the other Class II director nominee. The affirmative vote of the holders of shares representing a majority of the votes cast by the holders of shares of common stock and preferred stock, voting together as a class, at the annual meeting is required for the approval of the other matters to be considered at the annual meeting.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information as of August 1, 2002 regarding the beneficial ownership of shares of the company's voting stock by (a) each person or entity known by the company to own beneficially more than 5% of the outstanding shares of the company's voting stock, (b) each director and director nominee of the company, (c) each of the "named executive officers" of the company, as described in the Summary Compensation Table below, and (d) the directors and executive officers of the company as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Class A common stock subject to options, warrants and/or convertible preferred stock which are currently exercisable or convertible or which are exercisable or convertible within 60 days of August 1, 2002 are deemed outstanding for purposes of computing the percentage beneficially owned by the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person or entity. Except as indicated by footnote, the company believes that the persons named in this table, based on information provided by these persons, have sole voting and investment power with respect to the securities indicated. Unless otherwise indicated, the address of each executive officer and director of the company is care of Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701.

        The "Total Ownership of Equity Securities" column reflects each listed individual's or entity's percent beneficial ownership with respect to all voting securities of the company. This column reflects the conversion of shares of Class B common stock and Series A redeemable convertible preferred stock into shares of Class A common stock of the company. Holders of Class B common stock are entitled to ten votes for each share of Class B common stock that they beneficially own. Each share of Class B common stock is convertible at the discretion of the holder thereof into one share of Class A common stock. Holders of Series A redeemable convertible preferred stock are entitled to one vote for each whole share of common stock into which a share of Series A redeemable convertible preferred stock is convertible as of the applicable record date. Each share of Series A redeemable convertible preferred stock would be convertible into approximately 79 shares of Class A common stock as of August 1, 2002. As of August 1, 2002, a total of 22,720,958 shares of the company's Class A common stock were outstanding.

						Series A Redeemable Convertible Preferred Stock
	Class A Common Stock			Class B Common Stock
								Total Ownership of Equity Securities %
Name of Beneficial Owner	# of shares		% of class	# of shares	% of class	# of shares	% of class
5% Stockholder
Funds affiliated with Berkshire Partners LLC (1)	4,649,706	(2)	17.3	—	—	52,750	94.6	16.5
Executive Officers and Directors
John W. Casella (3)	1,410,062		6.0	494,100	50.0	—	—	5.0
James W. Bohlig (4)	843,293		3.6	—	—	—	—	3.0
Richard A. Norris (5)	91,666		*	—	—	—	—	*
Charles E. Leonard (6)	100,000		*	—	—	—	—	*
Douglas R. Casella (7)	1,416,250		6.0	494,100	50.0	—	—	5.0
John F. Chapple III (8)	130,143		*	—	—	—	—	*
George J. Mitchell (9)	34,518		*	—	—	—	—	*
D. Randolph Peeler (10)	4,657,206		17.3	—	—	52,750	94.6	16.5
Gregory B. Peters (11)	29,184		*	—	—	—	—	*
Wilbur L. Ross, Jr. (12)	18,975		*	—	—	—	—	*
Executive officers and directors as a group (10 people)(13)	8,731,297		29.7	988,200	100.0	52,750	94.6	29.4

*
Represents less than 1% of the outstanding shares of the respective class of voting stock of the company.

(1)
The address of Berkshire Partners LLC is One Boston Place, Boston, Massachusetts 02116.

(2)
Includes 4,190,406 shares of Class A common stock issuable upon conversion of Series A redeemable convertible preferred stock. The Series A redeemable convertible preferred stock is convertible at any time at the discretion of the holder thereof.

(3)
Includes (a) 343,500 shares of Class A common stock issuable upon the exercise of options and warrants within 60 days of August 1, 2002, (b) 27,000 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children, (c) 694 shares of Class A common stock held by Mr. Casella's wife and (d) 494,100 shares of Class A common stock issuable at any time upon the conversion of Class B common stock on a one-for-one basis.

(4)
Includes (a) 573,293 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2002 and (b) 8,000 shares of Class A common stock held in trust for the benefit of Mr. Bohlig's minor children.

(5)
Includes 86,666 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2002.

(6)
Consists of 100,000 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2002.

(7)
Includes (a) 343,500 shares of Class A common stock issuable upon the exercise of options and warrants within 60 days of August 1, 2002, (b) 1,600 shares of Class A common stock held in trust for the benefit of Mr. Casella's minor children and (c) 494,100 shares of Class A common stock issuable at any time upon the conversion of Class B common stock on a one-for-one basis.

(8)
Includes 9,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2002.

(9)
Includes 24,075 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2002.

(10)
Includes (a) the securities held by funds affiliated with Berkshire Partners LLC and (b) 7,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2002. Mr. Peeler disclaims beneficial ownership of the shares held by Berkshire Partners LLC except to the extent of his pecuniary interest in such shares arising from his position as a managing director of Berkshire Partners LLC.

(11)
Includes (a) 9,500 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2002 and (b) 2,000 shares of Class A common stock held by Mr. Peters' children.

(12)
Consists of 18,975 shares of Class A common stock issuable upon the exercise of options within 60 days of August 1, 2002.

(13)
Includes (a) 1,516,509 shares of Class A common stock issuable upon the exercise of options and warrants within 60 days of August 1, 2002, (b) 988,200 shares of Class A common stock issuable at any time upon the conversion of Class B common stock on a one-for-one basis and (c) 4,190,406 shares of Class A common stock issuable at any time upon the conversion of Series A redeemable convertible preferred stock.

PROPOSAL 1—ELECTION OF DIRECTORS

        The company has three classes of directors, currently consisting of three Class I directors, two Class II directors and three Class III directors. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. The two Class II directors are proposed for election this year to serve as members of the board of directors until the 2005 annual meeting of stockholders, or until their successors are elected and qualified.

        The persons named in the enclosed proxy will vote at the annual meeting to elect, as Class II directors, Messrs. James W. Bohlig and Gregory B. Peters, the two director nominees named below, unless the proxy is marked otherwise. Messrs. Bohlig and Peters are currently members of the board of directors. Mr. Peters has been nominated as the designee of the holders of the company's Class A common stock. The holders of Class A common stock, voting separately as a class, are entitled to elect Mr. Peters as a Class II director.

        Each of the nominees has indicated his willingness to serve, if elected; however, if either nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by the board of directors. The board of directors has no reason to believe that either of the nominees will be unable to serve if elected.

        Set forth below for each director, including the director nominees, is information as of August 1, 2002 with respect to (a) his name and age, (b) his position and offices at the company, (c) his principal occupation and business experience during the past five years, (d) his directorships, if any, of other publicly held companies and (e) the year he became a director of the company.

Name	Age	Director Since	Principal Occupation, Other Business Experience During the Past Five Years and Other Directorships
Class II Director Nominees to be Elected at the Annual Meeting (terms expiring in 2005)
James W. Bohlig	56	1993	Mr. Bohlig has served as president of the company since July 2001 and as chief operating officer of the company since 1993. From 1993 to July 2001, Mr. Bohlig also served as senior vice president of the company. Mr. Bohlig is a licensed professional engineer. Mr. Bohlig holds a Bachelor of Science in Engineering and Chemistry from the U.S. Naval Academy, and is a graduate of the Columbia University Management Program in Business Administration.
Gregory B. Peters	56	1993
			Mr. Peters has served as managing general partner of Lake Champlain Capital Management, LLC, since April 2001. Since April 1988, Mr. Peters has also served as managing general partner of Vermont Venture Capital Partners, L.P., which is the general partner of The Vermont Venture Capital Fund, L.P., a venture capital management company. Since July 1986, Mr. Peters has also served as general partner of North Atlantic Capital Partners, L.P., which is the general partner of North Atlantic Venture Fund, L.P. From July 1986 to March 2001, Mr. Peters also served as vice president of North Atlantic Capital Corporation, a venture capital management company. Mr. Peters holds a Bachelor of Arts from Harvard College and a Master of Business Administration from the Harvard Graduate School of Business Administration.* † #

Class I Directors (terms expiring in 2004)
Douglas R. Casella	46	1993
			Mr. Casella has served as vice chairman of the board of directors of the company since 1993. Mr. Casella founded Casella Waste Management, Inc. in 1975 and has served as its president since that date. Casella Waste Management, Inc. is a wholly owned subsidiary of the company. Since 1989, Mr. Casella has served as president of Casella Construction, Inc., a company owned by Mr. Casella and John W. Casella, which specializes in general contracting, soil excavation and related heavy equipment work. Mr. Casella is the brother of John W. Casella.
George J. Mitchell	68	1999
			Senator Mitchell is chairman of the law firm of Verner, Liipfert, Bernhard, McPherson & Hand in Washington, D.C. and senior counsel to the firm of Preti, Flaherty, Beliveau, Pachios & Haley in Portland, Maine. He served as a United States Senator for fifteen years beginning in 1980, and was Senate Majority Leader from 1989 to 1995. Senator Mitchell is a director of Starwood Hotels & Resorts Worldwide, Inc., a hotel and leisure company, UNUM/Provident Corporation, a disability insurance company, FedEx Corporation, an international provider of transportation and delivery services, MPS Group, an employment services company, The Walt Disney Company, an entertainment company, and Staples, Inc., an office supply company. Senator Mitchell served as a director of KTI, Inc., an integrated solid waste processing company and now a wholly owned subsidiary of the company, from June 1998 to December 1999, when it was acquired by the company.*
D. Randolph Peeler	38	2000
			Mr. Peeler has been a managing director of Berkshire Partners LLC, a venture capital firm, since January 2000. From May 1997 to December 1999, Mr. Peeler served as a vice president of Berkshire Partners and from June 1996 to April 1997 as a senior associate. From 1994 to June 1996, Mr. Peeler was president of Professional Dental Associates, a private healthcare services company which he co-founded. Prior to 1994, Mr. Peeler served as chief of staff for the Assistant Secretary for Economic Policy in the United States Department of the Treasury. Mr. Peeler was also a consultant with Cannon Associates and Bain & Co., where he worked with clients in the healthcare, heavy manufacturing, distribution, information technology and professional services industries.* † #

Class III Directors (terms expiring in 2003)
John W. Casella	51	1993	Mr. Casella has served as chief executive officer of the company since 1993. Mr. Casella also served as president of the company from 1993 to July 2001. In July 2001, Mr. Casella was reelected chairman of the board of directors of the company, a position he also held from 1993 to December 1999. In addition, Mr. Casella has been chairman of the board of directors of Casella Waste Management, Inc. since 1977. Mr. Casella is also an executive officer and director of Casella Construction, Inc., a company owned by Mr. Casella and Douglas R. Casella. Mr. Casella has been a member of numerous industry-related and community service-related state and local boards and commissions including the board of directors of the Associated Industries of Vermont, The Association of Vermont Recyclers, Vermont State Chamber of Commerce and the Rutland Industrial Development Corporation. Mr. Casella has also served on various state task forces, serving in an advisory capacity to the Governors of Vermont and New Hampshire on solid waste issues. Mr. Casella holds an Associate of Science in Business Management from Bryant & Stratton University and a Bachelor of Science in Business Education from Castleton State College. Mr. Casella is the brother of Douglas R. Casella.
John F. Chapple III	61	1994
			Mr. Chapple was president and owner of Catamount Waste Services, Inc., a central Vermont hauling and landfill operation which the company purchased in May 1994, from August 1989 to July 1994. Mr. Chapple has been retired since 1995.* †
Wilbur L. Ross, Jr.	64	1999
			Mr. Ross has served as chairman and chief executive officer of WL Ross & Co. LLC, a merchant banking firm, since April 2000. From 1976 to March 2000, Mr. Ross served as executive managing director of Rothschild Inc., an investment banking firm, and as senior managing director from 1998 to March 2000. Mr. Ross is chief executive officer and director of News Communications, Inc., a publisher of community oriented newspapers. Mr. Ross is a director of Mego Financial Corp., a developer of timeshare properties, and Syms Corp., a clothing retailer. Mr. Ross served as a director of KTI, Inc., an integrated solid waste processing company and now a wholly owned subsidiary of the company, from June 1997 to December 1999, when it was acquired by the company.†

*
Member of the Compensation Committee
†
Member of the Audit Committee
#
Member of the Stock Plan Subcommittee

        See "Certain Relationships and Related Transactions" and "Security Ownership of Certain Beneficial Owners and Management" for additional information concerning members of the board of directors, including those who are nominees for election as Class II directors.

        The holders of Class A common stock, voting separately as a class, are entitled to elect one director. Mr. Peters, a Class II director nominee, has been nominated as the designee of the holders of Class A common stock to serve as a member of the board of directors until the 2005 annual meeting of stockholders.

        Pursuant to the terms of a preferred stock purchase agreement dated as of June 28, 2000 by and among the company, BancBoston Capital Inc., Berkshire Fund V Investment Corp., Berkshire Investors LLC, RGIP, LLC and Squam Lake Investors IV, L.P., such entities, and permitted transferees, voting separately as a class, are entitled to nominate one director, who shall also be appointed to each committee of the board of directors, provided that such entities continue to hold at least 20% of the shares of Series A redeemable convertible preferred stock, or shares of Class A common stock issuable upon conversion of such shares, purchased by them pursuant to the preferred stock purchase agreement. The company agreed to use reasonable efforts to have such director nominee elected as a director of the company. Mr. Peeler, a Class I director and a member of the compensation committee, audit committee and stock plan subcommittee of the board of directors, was nominated as the designee of the holders of Series A redeemable convertible preferred stock at the 2001 annual meeting of stockholders to serve as a member of the board of directors until the 2004 annual meeting of stockholders.

        The employment agreements by and between the company and each of Messrs. John W. Casella and James W. Bohlig provide that each such person shall be elected as a director of the company. The company agreed to use its best efforts to assure each such person is elected as a director of the company.

Board of Directors and Committee Meetings

        The board of directors met five times, including by telephone conference, during fiscal 2002. All directors, with the exception of Mr. Ross, attended at least 75% of the meetings of the board of directors and the meetings of the committees on which they served held during the period that they served on the board of directors or such committees.

        The board of directors has established a compensation committee. The compensation committee, which currently consists of Messrs. Chapple, Mitchell, Peeler and Peters, reviews executive salaries, administers any bonus, incentive compensation and stock option plans of the company, and approves the salaries and certain other benefits of the executive officers of the company. In addition, the compensation committee consults with management regarding pension and other benefit plans and compensation policies and practices of the company. The stock plan subcommittee of the compensation committee, which currently consists of Messrs. Peeler and Peters, grants stock options and other awards under the company's stock option plans to executive officers. Each of the compensation committee and the stock plan subcommittee held one meeting during fiscal 2002.

        The board of directors has also established an audit committee. The audit committee currently consists of Messrs. Chapple, Peeler, Peters and Ross. The audit committee held seven meetings during fiscal 2002. See "Report of the Audit Committee of the Board of Directors."

        The company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full board of directors.

Compensation of Directors

        The company reimburses non-employee directors for expenses incurred in attending board of directors and committee meetings. In addition, non-employee directors of the company receive $3,000 for each fiscal quarter that the non-employee director continues to serve on the board of directors, $1,000 for each meeting of the board of directors that the non-employee director attends in person and $500 for each meeting of a committee of the board of directors that the non-employee director attends in person. In addition, each non-employee director receives an option to purchase 7,500 shares of Class A common stock under the company's Amended and Restated 1997 Non-Employee Director Stock Option Plan upon the non-employee director's initial election to the board of directors and each incumbent non-employee director receives an additional option to purchase 7,500 shares of Class A common stock at the time of each annual meeting of stockholders of the company. Each such option is exercisable at a price per share equal to the fair market value of the company's Class A common stock on the date of grant and vests in three equal annual installments, commencing on the first anniversary of the date of grant, provided that the non-employee director continues to serve as a member of the board of directors at the vesting date.

        In addition to the foregoing, Mr. Mitchell receives compensation of $10,000 for each fiscal quarter that he serves on the board of directors of the company. This compensation is payable each quarter in such number of shares of Class A common stock of the company as are purchasable by dividing $10,000 by the closing price of a share of Class A common stock as reported on The Nasdaq National Market on the last business day of each fiscal quarter for which this compensation is being paid. These shares are issued under the company's Amended and Restated 1997 Stock Incentive Plan.

        In addition to the compensation described above, Mr. Peters received an aggregate of $40,750 for certain consulting services provided to the company during fiscal 2002.

        The company has also entered into or engaged in certain transactions with directors of the company or affiliates of directors of the company. See "Certain Relationships and Related Transactions."

Compensation Committee Interlocks and Insider Participation

        During fiscal 2002, the members of the compensation committee of the board of directors were Messrs. John W. Casella, Chapple, Mitchell, Peeler and Peters, and the members of the stock plan subcommittee of the board of directors were Messrs. Peeler and Peters. Mr. Casella has served as chief executive officer of the company since 1993 and served as president from 1993 to June 2001. In June 2001, Mr. Casella was reelected chairman of the board of directors, a position he also held from 1993 to December 1999. Mr. Casella resigned from the compensation committee effective April 30, 2002.

        The company has from time to time engaged Casella Construction, Inc., a company owned by John W. Casella, the company's chief executive officer and chairman of the board of directors, and Douglas R. Casella, a director of the company, to provide construction services for the company, including construction, closure and capping activities at the company's landfills. In fiscal 2002, the company paid Casella Construction, Inc. an aggregate of $2,559,000.

        The company is party to two real estate leases with Casella Associates, a Vermont partnership owned by John W. Casella and Douglas R. Casella, relating to facilities occupied by the company. The leases, relating to the company's corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, provide for aggregate monthly payments of $18,000 and expire in April 2003. These leases have been classified by the company as capital leases for financial reporting purposes. In November 1997, the lease relating to the company's corporate headquarters in Rutland, Vermont was amended to allow the company to upgrade and make capital improvements to the premises at an estimated cost of $500,000, to be paid by the company. Casella Associates was granted the option to purchase the capital improvements by December 31, 2002, and if it does not elect to exercise the option the company has the right to purchase the premises for $324,000, the fair market value of the premises prior to the capital improvements, at the expiration of the term of the lease.

        From 1977 to 1992, the company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella, which operated as a single-purpose real estate holding company. The company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In fiscal 2002, the company paid an aggregate of $6,000 pursuant to this arrangement. As of April 30, 2002, the company had accrued $83,000 for costs related to these post-closure obligations.

        In connection with and at the time of the company's acquisition of the business of Catamount Waste Services, Inc. in June 1994, the company entered into a lease with CV Landfill, Inc., a Vermont corporation affiliated with Catamount Waste Services, Inc., pursuant to which the company agreed to lease a transfer station for a term of 10 years. CV Landfill, Inc. is owned by John F. Chapple III, who became a director of the company at the time of the acquisition of the business of Catamount Waste Services, Inc.

Pursuant to the lease agreement, the company paid monthly rent for the first five years at a rate of $5.00 per ton of waste disposed of at the transfer station, with a minimum rent of $6,650 per month. Since June 1999, the company has been required to pay monthly rent at a rate of $2.00 per ton, with a minimum rent of $2,500 per month. In fiscal 2002, the company paid CV Landfill, Inc. an aggregate of $64,400.

        The company believes that each transaction described above was on terms at least as favorable as those the company would expect to negotiate with disinterested third parties.

Section 16(a) Beneficial Ownership Reporting Compliance

        Based solely on its review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from reporting persons that no Form 5 filing was required for such person, the company believes that, during fiscal 2002, all filings required to be made by reporting persons of the company were timely made in accordance with the requirements of the Exchange Act.

Compensation of Executive Officers

Summary Compensation Table

        The following table sets forth for each of the last three fiscal years the cash compensation paid and the shares underlying options granted to (a) the company's chief executive officer and (b) each of the other executive officers who received a total annual salary and bonus in excess of $100,000 during fiscal 2002 (collectively, the "named executive officers").

Summary Compensation Table

		Annual Compensation						Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation		Securities Underlying Options (#)	All Other Compensation (1)
John W. Casella Chief Executive Officer	2002 2001 2000	$ $ $	283,162 262,000 254,568	$ $ $	286,978 — —	$ $ $	— — —	— 75,000 75,000	$ $ $	6,363 500 4,374	(2) (3)
James W. Bohlig President and Chief Operating Officer	2002 2001 2000	$ $ $	270,192 250,000 242,500	$ $ $	329,025 — —	$ $ $	— — —	— 150,000 150,000	$ $ $	— 500 500
Richard A. Norris (4) Senior Vice President and Chief Financial Officer	2002		$221,346		$149,730		$—	—		$500
Charles E. Leonard (5) Senior Vice President, Solid Waste Operations	2002		$189,231		$130,200		$—	150,000		$—

(1)
Consists of amount paid by the company to the named executive officer's account in the company's 401(k) plan, unless otherwise noted. Does not include loans made to certain of the named executive officers during fiscal 2000 or fiscal 2001. See "Certain Relationships and Related Transactions."
(2)
Consists of (a) $500 paid by the company to the named executive officer's account in the company's 401(k) plan and (b) $5,863 of life insurance premiums paid by the company on behalf of the named executive officer.
(3)
Consists of (a) $500 paid by the company to the named executive officer's account in the company's 401(k) plan and (b) $3,874 of life insurance premiums paid by the company on behalf of the named executive officer.
(4)
Mr. Norris assumed the position of senior vice president and chief financial officer of the company as of July 31, 2001. Mr. Norris was previously the company's controller and vice president.
(5)
Mr. Leonard joined the company as senior vice president, solid waste operations in June 2001.

Options Grants Table

        The following table sets forth information for each of the named executive officers with respect to the grant of stock options to purchase shares of the company's Class A common stock during fiscal 2002.

Option Grants in Last Fiscal Year

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (3)
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted To Employees In Fiscal Year
Name			Exercise or Base Price (2)	Expiration Date
					5%	10%
John W. Casella Chief Executive Officer	—	—	—	—	—	—
James W. Bohlig President and Chief Operating Officer	—	—	—	—	—	—
Richard A. Norris Senior Vice President and Chief Financial Officer	—	—	—	—	—	—
Charles E. Leonard Senior Vice President, Solid Waste Operations	150,000	21.1%	$10.60	6/18/11	$999,942	$2,534,051

(1)
The option is immediately exercisable with respect to one-third of the options granted, and becomes exercisable with respect to an additional one-third of such options on the first anniversary of the date of grant and with respect to the remaining one-third of such options on the second anniversary of the date of grant.

(2)
Options were granted at the fair market value as of the date of the grant, based upon the last reported sale price of the Class A common stock on The Nasdaq National Market.

(3)
Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compound rates of appreciation (5% and 10%) of the market value of the Class A common stock on the date of the option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the company's estimate of future stock price growth. Actual gains, if any, on stock option exercise and the Class A common stock holdings are dependent on the timing of the exercise and the future performance of the Class A common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individual.

Fiscal Year-End Option Value Table

        The following table sets forth information for each of the named executive officers with respect to the number and value of options outstanding as of the fiscal year ended April 30, 2002. None of the named executive officers exercised any options to purchase shares of the company's Class A common stock during fiscal 2002.

Fiscal Year End Option Values

	Number of Shares Underlying Unexercised Options At April 30, 2002 (#)		Value of Unexercised In-The-Money Options At April 30, 2002 (1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
John W. Casella Chief Executive Officer	330,000	—	$1,089,263	—
James W. Bohlig President and Chief Operating Officer	580,000	—	$1,721,475	—
Richard A. Norris Senior Vice President and Chief Financial Officer	53,333	66,667	$72,000	$90,000
Charles E. Leonard Senior Vice President, Solid Waste Operations	50,000	100,000	$87,500	$175,000

(1)
These values have been calculated on the basis of the last reported sale price of the company's Class A common stock on The Nasdaq National Market on April 30, 2002, $12.35 per share, less the aggregate exercise price.

Employment Agreements

        Each of John W. Casella, James W. Bohlig, Charles E. Leonard and Richard A. Norris has an employment agreement with the company. The employment agreements of each of Mr. Casella and Mr. Bohlig commenced as of December 14, 1999. Mr. Leonard's employment agreement commenced as of June 18, 2001 and Mr. Norris' employment agreement commenced as of July 20, 2001. Each agreement is for a term of three years and is automatically renewable for additional terms of one year unless terminated by either party pursuant to the terms of the agreement. During the three years, Messrs. Casella, Bohlig, Leonard and Norris are each entitled to a specified annual base salary and a cash bonus in an amount, if any, determined by the compensation committee of the company's board of directors prior to the conclusion of each fiscal year, and to a severance package upon the termination of their respective employment. Each of Messrs. Casella, Bohlig, Leonard and Norris is also entitled to a bonus consisting of stock options, in an amount, if any, determined by the stock plan subcommittee of the board of directors, prior to the conclusion of each of the three fiscal years. In addition, the company has agreed to use its best efforts to assure that Mr. Casella and Mr. Bohlig are each elected as a director of the company. Pursuant to their agreements, in fiscal 2002, the annual base salary of Mr. Casella was $283,162, the annual base salary of Mr. Bohlig was $270,192, the annual base salary of Mr. Leonard was $240,000 and the annual base salary of Mr. Norris was $230,000.

        Messrs. Casella, Bohlig, Leonard and Norris each also agreed not to compete with the company for a period of two years after the termination of their respective employment terms within 300 miles of any facility operated by the company during such term of employment. In addition, Messrs. Casella, Bohlig, Leonard and Norris each also agreed that during this two year period, they will not solicit the company's customers or accounts or other employees. In the event that Mr. Casella, Mr. Bohlig, Mr. Leonard or Mr. Norris were to terminate their employment voluntarily and as a result are not entitled to severance, the non-compete would not apply unless the company continues to pay their base salary.

        In the event of a termination of either of Mr. Casella's or Mr. Bohlig's employment without cause, the company will be required to pay them an amount equal to (a) three times the sum of (i) their highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to them under their agreement or 50% of their base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay. In addition, they will continue to receive healthcare and other benefits for a period of three years from the date of termination. In the event that Mr. Casella or Mr. Bohlig terminates his employment with the company following a change of control of the company in which specified events occur which affect the terms of his employment, he will receive the payments described in the preceding two sentences plus an additional payment intended to compensate him for taxes payable in connection with the severance payments.

        In the event of a termination of Mr. Leonard's employment without cause, the company will be required to pay him an amount equal to (a) during the first two years of the initial employment term, two times the sum of his highest base salary paid under the agreement and (b) during the third year of the initial employment term and any successive terms thereafter, one times the sum of his highest base salary under the agreement; plus (c) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay.

        In the event of a termination of Mr. Norris' employment without cause, the company will be required to pay him an amount equal to (a) (i) during (A) the first two years of the initial employment term, two times the sum of his highest base salary paid under the agreement and (B) the third year of the initial employment term and any successive term thereafter, one times his highest base salary paid under the agreement and (ii) the higher of the most recent bonus paid to him under his agreement or 50% of his base salary immediately prior to such termination; plus (b) an amount in cash equal to the value of any accrued but unpaid base salary, bonus and vacation pay.

        Any stock options issued by the company to either Mr. Leonard or Mr. Norris would become exercisable in full upon their respective termination without cause. In addition, they will continue to receive benefits for a period of (a) two years from the date of termination if the termination occurs during the first two years of the initial employment term or (b) one year from the date of termination if the termination occurs during the third year of the initial term or any successive term thereafter. In the event that Mr. Leonard or Mr. Norris terminates his employment with the company following a change of control of the company in which specified events occur which affect the terms of his employment, he will receive his respective severance and payments described above, other than acceleration of vesting of his stock options, plus an additional payment intended to compensate him for taxes payable in connection with the severance payments.

Report of the Compensation Committee on Executive Compensation

        The compensation committee of the board of directors, including its stock plan subcommittee, reviews executive salaries, administers bonus, incentive compensation and stock option plans of the company, and approves the salaries and other benefits of the executive officers of the company. In addition, the compensation committee consults with the company's management regarding pension and other benefit plans and compensation policies and practices of the company.

        The compensation committee, including its stock plan subcommittee, seeks to achieve three broad goals in connection with the company's executive compensation program. First, the compensation committee seeks to reward executives for the achievement of business objectives of the company. Second, the executive compensation program is intended to provide executives with equity incentives so as to link a portion of the executive's compensation with the future performance of Class A common stock of the company. Finally, the compensation committee structures its executive compensation program so as to enable it to attract and retain key executives.

        To achieve these objectives, the compensation program for the company's executive officers consists principally of three elements: base salary, cash bonuses and long-term incentive compensation in the form of participation in the company's stock option plans.

        To ensure retention of qualified management, the company has entered into employment agreements with each of its executive officers. The employment agreements establish annual base salary amounts that the compensation committee may increase. In determining base salaries for the executive officers, the compensation committee evaluates the executive's experience, length of service, historical salary level, responsibilities of the specific executive position and performance of the executive. In addition, the compensation committee assesses the company's financial and operational performance for the prior fiscal year and the competitiveness of the company's executive compensation program and executive compensation packages of comparable companies. The compensation committee also considers general economic conditions and forecasts in evaluating the executive's performance.

        The compensation committee also considers the payment of cash bonuses as part of its compensation program. Annual cash bonuses reflect a policy of requiring a certain level of company financial and operational performance for the prior fiscal year before any cash bonuses are earned by executive officers. In general, the compensation committee has tied potential bonus compensation to performance factors, including the executive officer's efforts and contributions towards obtaining company objectives and the company's overall growth. The employment agreements of each of the executive officers provides that each of these employees will be entitled to a bonus consisting of cash, stock options or a combination thereof in an amount determined by the compensation committee prior to the conclusion of each fiscal year. For fiscal 2002, the compensation committee determined to pay bonuses of $286,978 to Mr. Casella, $329,025 to Mr. Bohlig, $149,730 to Mr. Norris and $130,200 to Mr. Leonard. In its determination to approve these bonuses, the compensation committee specifically considered the company's success in implementing its strategic realignment program, including the divestiture of non-core assets and the company's improved financial and operational performance in fiscal 2002. The compensation of the chief executive officer is based upon the same elements and measures of performance as is the compensation for the company's other executive officers.

        The executive officers are also eligible to receive stock options under the company's stock option plans. The stock plan subcommittee grants stock options and other awards under the company's stock option plans to the executive officers. See "Report of the Stock Plan Subcommittee on Executive Compensation".

Compliance with Internal Revenue Code Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to its chief executive officer and its four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, may be deducted if certain requirements are met. The compensation committee, including its stock plan subcommittee, reviews the potential effect of Section 162(m) periodically and uses its judgment to authorize compensation payments that may be in excess of the limit when it either believes such payments are appropriate and in the best interests of the company's stockholders, after taking into consideration changing business conditions and the performance of the company's employees. Based on the compensation paid to the chief executive officer and the other named executive officers of the company in fiscal 2002, it does not appear that the Section 162(m) limitation will have a significant impact on the company in the near term.

Compensation Committee John W. Casella John F. Chapple III George J. Mitchell D. Randolph Peeler Gregory B. Peters

Report of the Stock Plan Subcommittee on Executive Compensation

        The stock plan subcommittee of the compensation committee grants stock options and other awards under the company's stock option plans to the company's executive officers.

        The use of stock options is a significant element of the compensation packages of the company's executive officers. The grant of new stock options depends upon a number of factors, including the executives' current stock and stock option holdings and such other factors as the stock plan subcommittee deems relevant. In fiscal 2002, in connection with the company's hiring of Mr. Leonard as senior vice president, solid waste operations, Mr. Leonard was granted 150,000 stock options. In granting these stock options, the stock plan subcommittee specifically considered the business objectives of the company and the need to attract and retain key executives with the ability to assist the company in achieving those objectives. The company did not grant any other stock options or awards to the executive officers of the company in fiscal 2002. In fiscal 2002, employees were given the opportunity to surrender stock options with an exercise price of $12.00 per share or greater in exchange for the grant, six months plus one day later, of half as many stock options having an exercise price equal to the fair market value on the date of grant. Executive officers were not eligible to participate in this program. When granting stock options, it has been the policy of the stock plan subcommittee to set the exercise price of the stock options at a price that is at least equal to the fair market value of a share of Class A common stock of the company as of the date of grant.

Stock Plan Subcommittee D. Randolph Peeler Gregory B. Peters

Certain Relationships and Related Transactions

        The company has from time to time engaged Casella Construction, Inc., a company owned by John W. Casella, the company's chief executive officer and chairman of the board of directors, and Douglas R. Casella, vice chairman of the board of directors of the company, to provide construction services for the company, including construction, closure and capping activities at the company's landfills. In fiscal 2002, the company paid Casella Construction, Inc. an aggregate of $2,559,000.

        The company is party to two real estate leases with Casella Associates, a Vermont partnership owned by John W. Casella and Douglas R. Casella, relating to facilities occupied by the company. The leases, relating to the company's corporate headquarters in Rutland, Vermont and its Montpelier, Vermont facility, provide for aggregate monthly payments of $18,000 and expire in April 2003. These leases have been classified by the company as capital leases for financial reporting purposes. In November 1997, the lease relating to the company's corporate headquarters in Rutland, Vermont was amended to allow the company to upgrade and make capital improvements to the premises at an estimated cost of $500,000, to be paid by the company. Casella Associates was granted the option to purchase the capital improvements by December 31, 2002, and if it does not elect to exercise the option the company has the right to purchase the premises for $324,000, the fair market value of the premises prior to the capital improvements, at the expiration of the term of the lease.

        From 1977 to 1992, the company operated an unlined landfill located in Whitehall, New York owned by Bola, Inc., a corporation owned by John W. Casella and Douglas R. Casella which operated as a single-purpose real estate holding company. The company paid the cost of closing this landfill in 1992, and has agreed to pay all post-closure obligations. In fiscal 2002, the company paid an aggregate of $6,000 pursuant to this arrangement. As of April 30, 2002, the company had accrued $83,000 for costs related to those post-closure obligations.

        In connection with and at the time of the company's acquisition of the business of Catamount Waste Services, Inc. in June 1994, the company entered into a lease with CV Landfill, Inc., a Vermont corporation affiliated with Catamount Waste Services, Inc., pursuant to which the company agreed to lease a transfer station for a term of 10 years. CV Landfill, Inc. is owned by John F. Chapple III, who became a director of the company at the time of the acquisition of the business of Catamount Waste Services, Inc. Pursuant to the lease agreement, the company paid monthly rent for the first five years at a rate of $5.00 per ton of waste disposed of at the transfer station, with a minimum rent of $6,650 per month. Since June 1999, the company has been required to pay monthly rent at a rate of $2.00 per ton, with a minimum rent of $2,500 per month. In fiscal 2002, the company paid CV Landfill, Inc. an aggregate of $64,400.

        The company believes that each transaction described above was on terms at least as favorable as those the company would expect to negotiate with disinterested third parties.

        On March 2, 2000, the company made a loan to Mr. Bohlig, the company's president and chief operating officer and a director of the company. The terms of the loan provide for the payment of accrued interest and principal upon demand. Interest on the loan accrues monthly at the prime rate (4.75% annually at April 30, 2002) and is adjusted on a monthly basis. The company's loan to Mr. Bohlig was in the aggregate principal amount of $400,000. As of August 1, 2002, $469,227 was outstanding under this loan, which was the largest aggregate amount of indebtedness outstanding under this loan since the beginning of fiscal 2002. On November 28, 2000, the company made an additional loan to Mr. Bohlig. The terms of this loan are identical to the terms of the earlier loan. This loan to Mr. Bohlig was in the aggregate principal amount of $616,000. As of August 1, 2002, $681,920 was outstanding under this loan, which was the largest aggregate amount of indebtedness outstanding under this loan since the beginning of fiscal 2002.

        The company has also entered into employment agreements with executive officers of the company. See "—Employment Agreements."

Report of the Audit Committee of the Board Of Directors

        The audit committee of the company's board of directors is composed of four members and acts under a written charter first adopted and approved on June 12, 2000. A copy of this charter is attached as an exhibit to the company's proxy statement for the 2001 annual meeting of stockholders, as filed with the Securities and Exchange Commission on August 31, 2001. Each of the members of the audit committee are independent directors, as defined by its charter and the rules of The Nasdaq Stock Market. The audit committee held seven meetings during fiscal 2002.

        The audit committee reviewed the company's audited financial statements for fiscal 2002 and discussed these financial statements with the company's management. The audit committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the company's independent auditors.

        The company's independent auditors also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the audit committee discussed with PricewaterhouseCoopers LLP their independence from the company.

        Based on the company's discussions with management and PricewaterhouseCoopers LLP, and its review of the representations and information provided by management and information provided by PricewaterhouseCoopers LLP, the audit committee recommended to the board of directors that the audited financial statements be included in the company's Annual Report on Form 10-K for fiscal 2002 for filing with the Securities and Exchange Commission.

        By the audit committee of the board of directors of Casella Waste Systems, Inc.

John F. Chapple III D. Randolph Peeler Gregory B. Peters Wilbur L. Ross, Jr.

Independent Auditors Fees and Other Matters

Audit Fees

        Arthur Andersen LLP billed the company an aggregate of $203,800 in fees for professional services rendered in connection with reviews of the financial statements included in each of the company's quarterly reports on Form 10-Q during fiscal 2002. Following the company's decision to no longer engage Arthur Andersen LLP as its independent auditors in May 2002, the company engaged PricewaterhouseCoopers LLP to perform the audit of its financial statements for the fiscal year ended April 30, 2002. PricewaterhouseCoopers LLP billed the company an aggregate of $382,400 in fees for professional services rendered in connection with the audit of the company's financial statements for the fiscal year ended April 30, 2002.

Financial Information Systems Design and Implementation Fees

        The company was not billed by either Arthur Andersen LLP or PricewaterhouseCoopers LLP for any professional services rendered to the company and its affiliates for fiscal 2002 in connection with the design and implementation of financial information systems, the operation of the company's information systems or the management of its local area networks.

All Other Fees

        Arthur Andersen LLP billed the company an aggregate of $21,245 in fiscal 2002 for services other than those described above. These fees primarily related to services for the preparation of the company's corporate taxes during fiscal 2002. PricewaterhouseCoopers LLP did not bill the company for services for fiscal 2002 other than those described above.

Stock Performance Graph

        The stock performance graph below compares the percentage change in cumulative stockholder return on Class A common stock for the period from October 29, 1997, the first day of trading of Class A common stock, through April 30, 2002, with the cumulative total return on The Nasdaq Stock Market (U.S. & Foreign) Index and the company's Industry Peer Group on The Nasdaq National Market. The stock performance graph assumes the investment on October 29, 1997 of $100.00 in Class A common stock, at the closing price on the first day of trading in the company's Class A common stock, in The Nasdaq Stock Market (U.S. & Foreign) Index and the company's Industry Peer Group, and that dividends are reinvested. No dividends have been declared or paid on the Class A common stock.

	October 29, 1997	April 30, 1998	April 30, 1999	April 30, 2000	April 30, 2001	April 30, 2002
Casella Waste Systems, Inc.	$100.00	$139.89	$112.36	$33.43	$40.90	$55.51
Nasdaq Stock Market (U.S. & Foreign) Index	100.00	116.53	156.94	239.36	130.25	104.02
Industry Peer Group (1)	100.00	97.32	88.10	43.64	74.48	91.54

(1)
The selected peer group is comprised of securities of Waste Industries, Inc. and Waste Connections, Inc.

PROPOSAL 2—APPROVAL OF AMENDMENT TO THE
1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        The 1997 Non-Employee Director Stock Option Plan was adopted by the company's board of directors in July 1997 and approved by the company's stockholders in September 1997. In December 1999, the company's stockholders approved an amendment to the plan to increase the number of shares of the company's Class A common stock available for issuance under the plan from 50,000 to 100,000. As of August 1, 2002, there were 6,000 shares available for future issuance under the plan. Accordingly, on August 19, 2002, the company's board of directors adopted, subject to stockholder approval, an amendment to the plan increasing from 100,000 to 200,000 the number of shares of the company's Class A common stock available for issuance under the plan (subject to adjustment for certain changes in the company's capitalization). The company's board of directors believes the amendment to the plan is necessary to assure that an adequate number of shares of the company's Class A common stock will be available for future award in order to provide appropriate incentives to current and future non-employee directors of the company.

        The company's board of directors recommends that the company's stockholders vote "FOR" approval of the amendment to the plan.

Summary of the Plan

        The following summary of the plan is qualified in its entirety by reference to the full text of the plan, a copy of which is attached to this proxy statement as Annex A.

Description of the Plan

        The plan provides that each director of the company who is not an employee of the company or of any subsidiary of the company will receive an automatic grant of a non-qualified stock option to purchase 7,500 shares of the company's Class A common stock upon his or her initial election to the board of directors, vesting in three equal installments beginning on the first anniversary of the date of grant. An additional option to purchase 7,500 shares of Class A common stock is granted to each incumbent non-employee director on the date of each annual meeting of stockholders, vesting in three equal annual installments beginning on the first anniversary of the date of grant. The exercise price of options granted under the plan is equal to the fair market value of a share of the company's Class A common stock as of the date of grant.

Administration

        The plan is administered by the board of directors, provided that the board of directors may delegate any or all of its powers under the plan to a committee appointed by the board of directors. The board of directors has the authority to resolve any questions concerning the interpretation of the plan or any options granted under the plan. Grants of options under the plan and the amount and nature of the options to be granted are automatic as described above in "—Description of the Plan".

Adjustments and Acquisition Events

        The company's board of directors is required to make appropriate adjustments in connection with the plan and any outstanding options to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other acquisition event, outstanding options will accelerate and be fully exercisable prior to consummation of the acquisition event. If any option for any reason expires or is terminated, the unused shares of the company's Class A common stock subject to the option will again be available for grant under the plan.

        As of August 1, 2002, options to purchase a total of 94,000 shares of the company's Class A common stock were outstanding under the plan, all of which were held by the company's current non-employee directors, and 6,000 shares remained available for future option grants. Each of the current non-employee directors will be granted an option to purchase 7,500 shares of Class A common stock on the date of the annual meeting of stockholders to which this proxy statement relates, provided that he is still serving as a director immediately following the annual meeting and the proposal to amend the plan is approved by the stockholders of the company at the annual meeting. Non-employee directors are also eligible to receive options under the company's Amended and Restated 1997 Stock Incentive Plan. As of August 1, 2002, no non-employee directors had received options under the Amended and Restated 1997 Stock Incentive Plan, other than shares issued to Mr. Mitchell as set forth under "Compensation of Directors".

United States Federal Income Tax Consequences

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the plan and with respect to the sale of Class A common stock acquired under the plan.

Tax Consequences to Participants

        A participant will not have income upon the grant of a non-qualified stock option. A participant will have compensation income upon the exercise of a non-qualified stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

        There will be no tax consequences to the company except that the company will be entitled to a deduction when a participant has compensation income.

EQUITY COMPENSATION PLAN INFORMATION

        The following table shows information about the securities authorized for issuance under the company's equity compensation plans as of April 30, 2002:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants (1)	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders	3,921,866	$13.36	2,546,727(3)
Equity compensation plans not approved by security holders	264,000	$2.00	—
Total	4,185,866	$12.64	2,546,727(3)

(1)
This table excludes an aggregate of 123,992 shares issuable upon exercise of outstanding options assumed by the company in connection with its acquisition of KTI, Inc. The weighted average exercise price of the excluded options is $23.18.

(2)
In addition to being available for future issuance upon exercise of options that may be granted after April 30, 2002, 2,007,534 shares under the company's Amended and Restated 1997 Stock Incentive Plan may instead be issued in the form of restricted stock or other equity-based awards.

(3)
Includes 533,193 shares issuable under the company's 1997 Employee Stock Purchase Plan, of which up to 50,000 were issuable in connection with the offering period which ended on June 30, 2002.

        A description of the material terms of the equity compensation plans not approved by the company's security holders is included in Note 10 "Stockholders' Equity" to the company's consolidated financial statements included in Item 8 of its Annual Report on Form 10-K for the fiscal year ended April 30, 2002.

PROPOSAL 3—RATIFICATION OF THE
SELECTION OF OUR INDEPENDENT AUDITORS

        The audit committee of the board of directors of the company annually considers and recommends to the board of directors the selection of the company's independent public accountants. As recommended by the audit committee, the board of directors on May 20, 2002 decided to no longer engage its independent auditors, Arthur Andersen LLP, and engaged KPMG LLP to serve as the company's independent auditors for the fiscal year ending April 30, 2003 and to audit the company's financial statements for the fiscal year ended April 30, 2002. The audit committee's recommendation to engage KPMG LLP was based on the assumption that certain individuals from Arthur Andersen LLP's Boston, Massachusetts office, including the team auditing the company, would join KPMG LLP. That event did not occur. As a result, the audit committee subsequently reconsidered its recommendation and, as recommended by the audit committee, the board of directors on June 13, 2002 decided no longer to engage KPMG LLP and engaged PricewaterhouseCoopers LLP to serve as the company's independent auditors for the fiscal year ending April 30, 2003 and to audit the company's financial statements for the fiscal year ended April 30, 2002, subject to ratification by the company's stockholders. This engagement is being submitted to the stockholders for ratification. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the board of directors will reconsider the matter. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

        Arthur Andersen LLP's reports on the company's consolidated financial statements for the fiscal years ended April 30, 2001 and April 30, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        KPMG LLP did not report on the company's consolidated financial statements for the fiscal years ended April 30, 2001 and April 30, 2000 and therefore did not issue a report that contained any adverse opinion or disclaimer of opinion, or that was qualified or modified as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years ended April 30, 2002 and April 30, 2001, and the subsequent interim period through the date of the company's dismissal of Arthur Andersen LLP, there were (i) no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the company's consolidated financial statements for such years, and (ii) no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        During the two most recent fiscal years ended April 30, 2002 and April 30, 2001, and the subsequent interim period through the date of the company's engagement of KPMG LLP, the company did not consult with KPMG LLP with respect to any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        During the two most recent fiscal years ended April 30, 2002 and April 30, 2001, and the subsequent interim period through the date of the company's dismissal of KPMG LLP, there were (i) no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their reports on the company's consolidated financial statements for such years, and (ii) no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

        During the two most recent fiscal years ended April 30, 2002 and April 30, 2001, and the subsequent interim period through the date of the company's engagement of PricewaterhouseCoopers LLP, the company did not consult with PricewaterhouseCoopers LLP with respect to any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

        Any proposal that a stockholder intends to present at the 2003 annual meeting of stockholders must be submitted to the attention of the corporate secretary of the company at its offices, 25 Greens Hill Lane, Rutland, Vermont 05701 no later than May 7, 2003 in order to be considered for inclusion in the proxy statement relating to that annual meeting.

        If a stockholder wishes to present a proposal before the annual meeting in 2003 but has not complied with the requirements for inclusion of the proposal in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, the stockholder must give notice of the proposal to our corporate secretary at our principal offices. The required notice must be made in writing and delivered or mailed by first class United States mail, postage prepaid, to our corporate secretary at our principal offices, and received not later than August 5, 2003.

        If a stockholder who wished to present a proposal before the annual meeting fails to notify the company by the required date, the proxies that the board of directors solicits for the annual meeting will confer discretionary authority on the person named in the proxy to vote on the stockholder's proposal if it is properly brought before that meeting. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the Securities and Exchange Commission's proxy rules.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the company's proxy statement or annual report may have been sent to multiple stockholders in your household. The company will promptly deliver a separate copy of either document to you if you call or write the company at the following address or phone number: Joseph S. Fusco, Vice President, Communications, Casella Waste Systems, Inc., 25 Greens Hill Lane, Rutland, Vermont 05701, (802) 775-0325. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact the company at the above address and phone number.

OTHER MATTERS

        The board of directors knows of no other business which will be presented for consideration at the annual meeting other than that described above. However, if any other business should come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

        The company will bear the costs of soliciting proxies. In addition to solicitations by mail, the company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

        The company urges you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we also urge you to complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,
September 4, 2002 Rutland, Vermont	John W. Casella Chairman and Chief Executive Officer

Annex A

CASELLA WASTE SYSTEMS, INC.

AMENDED 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

TABLE OF CONTENTS

CASELLA WASTE SYSTEMS, INC.

AMENDED 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

        1.    Purpose.

        The purpose of this Amended 1997 Non-Employee Director Stock Option Plan (the "Plan") of Casella Waste Systems, Inc. (the "Company") is to encourage ownership in the Company by non-employee directors of the Company whose continued services are considered essential to the Company's future progress and to provide them with a further incentive to remain as directors of the Company.

        2.    Administration.

        The Board of Directors shall supervise and administer the Plan. Grants of stock options under the Plan and the amount and nature of the awards to be granted shall be automatic in accordance with Section 5. However, all questions concerning interpretation of the Plan or any options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

        3.    Participation in the Plan.

        Directors of the Company who are not employees of the Company or any subsidiary of the Company ("non-employee directors") shall be eligible to receive options under the Plan.

        4.    Stock Subject to the Plan.

        (a)  The maximum number of shares of the Company's Class A Common Stock, par value $.01 per share ("Common Stock"), which may be issued under the Plan shall be 200,000 shares, subject to adjustment as provided in Section 7.

        (b)  If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

        (c)  All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        (d)  Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

        5.    Terms, Conditions and Form of Options.

        Each option granted under the Plan shall be evidenced by a written agreement in such form as the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          (a)    Option Grant Dates.    Options shall automatically be granted to all non-employee directors as follows:

            (i)    each person who first becomes a non-employee director after the closing date (the "Closing Date") of the Company's initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, shall be granted an option to purchase 7,500 shares of Common Stock on the date of his or her initial election to the Board of Directors; and

            (ii)    each non-employee director shall be granted an option to purchase 7,500 shares of Common Stock on the date of each Annual Meeting of Stockholders of the Company commencing with the 1998 Annual Meeting of Stockholders (other than a director who was initially elected to the Board of Directors at any such Annual Meeting or, if previously, at any time after the prior year's Annual Meeting of Stockholders), provided that he or she is serving as a director immediately following such Annual Meeting.

          (b)    Option Exercise Price.    The option exercise price per share for each option granted under the Plan shall equal (i) the last reported sales price per share of the Company's Common Stock on the Nasdaq National Market (or if the Common Stock is traded on a national securities exchange on the date of grant, the reported closing sales price per share of the Company's Common Stock on such exchange) on the date of grant (or if no such price is reported on such date such price as reported on the nearest preceding day) or (ii) if the Common Stock is not traded on the Nasdaq National Market or a national securities exchange, the fair market value per share on the date of grant as most recently determined by the Board of Directors.

          (c)    Transferability of Options.    Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees.

          (d)    Vesting Period.

            (i)    General.    Each option granted under the Plan shall become exercisable in three equal annual installments beginning on the first anniversary of the Option Grant Date; provided, however, that the optionee has continued to serve as a director until at least the Annual Meeting of Stockholders immediately preceding such vesting date.

            (ii)    Acceleration Upon Change in Control.    Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full in the event a Change in Control (as defined in Section 8) of the Company occurs.

          (e)    Termination.    Each option shall terminate, and may no longer be exercised, on the earlier of the (i) the date ten years after the grant date of such option or (ii) the date 90 days after the optionee ceases to serve as a director of the Company; provided that, in the event an optionee ceases to serve as a director due to his or her death or disability (within the meaning of Section 22(e)(3) of the Code or any successor provision), then the exercisable portion of the option may be exercised, within the period of 180 days following the date the optionee ceases to serve as a director (but in no event later than ten years after the Option Grant Date), by the optionee or by the person to whom the option is transferred in accordance with the terms of this Plan and the applicable option agreement, or by written notice pursuant to Section 5(g).

          (f)    Exercise Procedure.    An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of Common Stock (which, in the case of shares acquired from the Company, have been outstanding for at least six months) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a broker (who is a member of the New York Stock Exchange) to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a broker (who is a member of the New York

  Stock Exchange) to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

          (g)    Exercise by Representative Following Death of Director.    An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee's death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

        6.    Limitation of Rights.

          (a)    No Right to Continue as a Director.    Neither the Plan, nor the granting of an option nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

          (b)    No Stockholders' Rights for Options.    An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 7) for which the record date is prior to the date such certificate is issued.

          (c)    Compliance with Securities Laws.    Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

        7.    Adjustment Provisions for Mergers, Recapitalizations and Related Transactions.

        If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board of Directors shall make an appropriate and proportionate adjustment in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

        8.    Change in Control.

        For purposes of the Plan, a "Change in Control" shall be deemed to have occurred only if any of the following events occurs: (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (other than by virtue of ownership of the Company's Class B Common Stock) representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) individuals who, on the date on which the Plan was adopted by the Board of Directors, constituted the Board of Directors of the Company, together with any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date on which the Plan was adopted by the Board of Directors or whose election or nomination was previously so approved (except for any individual whose election as a director occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors), cease for any reason to constitute at least a majority of the Board of Directors.

        9.    Termination and Amendment of the Plan.

        The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever.

        10.    Notice.

        Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

        11.    Governing Law.

        The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Delaware (without regard to any applicable conflicts of laws or principles).

        12.    Effective Date.

        The Plan shall become effective on the Closing Date.

                      Initially adopted by the Board of Directors on July 31, 1997, Amendment No. 1 (increasing the number of shares of Common Stock subject to the plan and options automatically issued to directors) adopted on March 3, 1999 and Amendment No. 2 (increasing the number of shares of Common Stock subject to the plan) adopted on August 19, 2002.

                      Initially approved by the stockholders as of September 29, 1997, Amendment No. 1 on December 8, 1999 and Amendment No. 2 on                        , 2002.

Appendix

PROXY	CASELLA WASTE SYSTEMS, INC.	PROXY
ANNUAL MEETING OF
STOCKHOLDERS
TUESDAY, OCTOBER 15, 2002

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY.

        The undersigned, having received notice of the annual meeting of stockholders and the proxy statement therefor and revoking all prior proxies, hereby appoints John W. Casella and James W. Bohlig (each with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of Casella Waste Systems, Inc. to be held on Tuesday, October 15, 2002, and any adjourned or postponed session thereof, and there to vote and act, as indicated, upon the matters on the reverse side in respect of all shares of Class A common stock, Class B common stock and Series A redeemable convertible preferred stock of the company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present.

        Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates thereat the intention of the undersigned to vote said shares of common stock and/or preferred stock, as the case may be, in person. If the undersigned hold(s) any such shares in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

        PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE

        Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name, by authorized person.

Has your address changed?	Do you have any comments?

☒  PLEASE MARK
VOTES AS IN
THIS EXAMPLE

        THE SHARES OF COMMON STOCK AND PREFERRED STOCK REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL SPECIFIED HEREIN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

1.
To elect the following persons as Class II directors for the next three years:

  (01)
  James W. Bohlig

  (02)
  Gregory B. Peters (as designee of the holders of Class A common stock)
For All Nominees ☐	Withhold ☐

For All Except ☐

                                For all nominees except as noted above.

2.	To approve the amendment to the 1997 Non-Employee Directors Stock Option Plan increasing the number of shares issuable thereunder from 100,000 to 200,000.	For ☐	Against ☐	Abstain ☐
3.	To ratify the selection of PricewaterhouseCoopers LLP as the company's independent auditors for the current fiscal year.	For ☐	Against ☐	Abstain ☐

Mark box at right if an address change or comment has been noted on the reverse side of this card.    ☐

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW.

Signature: ___________________________________________ Date: _______________

QuickLinks

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS To be Held on October 15, 2002
PROPOSAL 1—ELECTION OF DIRECTORS
Summary Compensation Table
Option Grants in Last Fiscal Year
Fiscal Year End Option Values
PROPOSAL 2—APPROVAL OF AMENDMENT TO THE 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL 3—RATIFICATION OF THE SELECTION OF OUR INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
CASELLA WASTE SYSTEMS, INC. AMENDED 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN TABLE OF CONTENTS
CASELLA WASTE SYSTEMS, INC. AMENDED 1997 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.